Exhibit 99.2

Contact: Joanne Freiberger
Vice President and Treasurer
(813) 739-1808
investorrelations@masonite.com

Masonite Announces Share Repurchase Program

Tampa, FL, February 24, 2016 - Masonite International Corporation (NYSE: DOOR) today announced that its Board of Directors has approved a share repurchase program pursuant to which the Company intends to repurchase up to $150 million of its outstanding common shares.
“We believe that Masonite’s strong balance sheet and expected cash flows will enable us to continue to invest in internal and external opportunities designed to further strengthen our business and drive long-term growth while returning value to shareholders through share repurchases” said Fred Lynch, President and Chief Executive Officer. “Our Board of Directors and management believe that the Company’s shares are an attractive investment opportunity and share repurchases should now be part of our capital allocation strategy.”
Any repurchases under the program will be made in the open market, in privately negotiated transactions or otherwise, subject to market conditions, applicable legal requirements, and other relevant factors. The share repurchase program does not obligate the Company to acquire any particular amount of common stock, and it may be suspended or terminated at any time at the Company’s discretion. While the share repurchase program may take two years to complete, the timing and amount of any share repurchases will be determined by the Company based on its evaluation of market conditions and other factors. Repurchases under the share repurchase program are permitted to be made under one or more Rule 10b5-1 plans, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under applicable insider trading laws. The Company had approximately 30.4 million common shares outstanding as of January 3, 2016.
About Masonite
Masonite International Corporation is a leading global designer and manufacturer of interior and exterior doors for the residential new construction; the residential repair, renovation and remodeling; and the non-residential building construction markets. Since 1925, Masonite has provided its customers with innovative products and superior service at compelling values. During 2015, Masonite served more than 8,000 customers in 73 countries. Additional information about Masonite can be found at www.masonite.com.

Forward-looking Statements
This press release contains forward-looking information relating to the Company’s share repurchase program and future financial performance and other forward-looking statements within the meaning of applicable Canadian and/or U.S. securities laws,. When used in this press release, such forward-looking statements may be identified by the use of such words as “may,” might, “could,” “will,” would,” “should,” “expect,” “believes,” “outlook,” “predict,” “forecast,” “objective,” “remain,” “anticipate,” “estimate,” “potential,” “continue,” “plan,” “project,” “targeting,” or the negative of these terms or other similar terminology.

Forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Masonite, or industry results, to be materially different from any future plans, goals, targets, objectives, results, performance or achievements expressed or implied by such forward-looking statements. As a result, such forward-looking statements should not be read as guarantees of future performance or results, should not be unduly relied upon, and will not necessarily be accurate indications of whether or not such results will be achieved. Factors that could cause actual results to differ materially from the results discussed in the forward-looking statements include, but are not limited to, general economic, market and business conditions; levels of residential new construction, residential repair, renovation and remodeling and non-residential building construction activity; competition; our ability to successfully implement our business strategy; our ability to manage our operations including integrating our recent acquisitions and companies or assets we acquire in the future; our ability to generate sufficient cash flows to fund our capital expenditure requirements and to meet our debt service obligations, including our obligations under our senior notes and our senior secured asset-backed credit facility; labor relations (i.e., disruptions, strikes or work stoppages), labor costs, and availability of labor; increases in the costs of raw materials or any shortage in supplies; our ability to keep pace with technological developments; the actions by, and the continued success of, certain key customers; our ability to maintain relationships with certain customers; new contractual commitments; our ability to generate the benefits of our restructuring activities; retention of key management personnel; environmental and other government regulations; limitations on operating our business as a result of covenant restrictions under our existing and future indebtedness, including our senior notes and senior secured asset-based credit facility; and other factors publicly disclosed by the company from time to time.